UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): July 14, 2014

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin		53214
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3739
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2014, the Board of Directors of Rexnord Corporation (the “Company”) amended and restated the Company’s By-Laws, effective as of that date, to reflect the termination of certain rights previously held by Apollo Management VI, L.P. and its affiliates (collectively, “Apollo”) as a result of Apollo’s prior ownership of at least 33 1/3% of the Company’s common stock. Most significantly, those former rights included the right to designate a specified number of directors on the Board and to approve certain important matters involving the Company; those provisions automatically ceased to be effective in accordance with their terms when Apollo's ownership of Rexnord Common Stock dropped below 33 1/3%. The amendment and restatement of the By-Laws removes the provisions that are no longer effective.
The full text of the By-Laws, as amended and restated, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the By-Laws marked to show the changes made by the amendment and restatement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is also incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws, as adopted on July 14, 2014
99.1	Marked copy of Amended and Restated By-Laws

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has caused this report to be signed on its behalf by the undersigned thereunto authorized this 14th day of July, 2014.

REXNORD CORPORATION

BY:	/s/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws, as adopted on July 14, 2014
99.1	Marked copy of Amended and Restated By-Laws